EXHIBIT 10.23

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           FORM OF REMEDENT USA, INC.
                           CONVERTIBLE PROMISSORY NOTE
$100,000                                                          March 23, 2004


     For value received, Remedent, USA., Inc. a Nevada corporation ("Company"), promises to pay to Christopher A. Marlett Living Trust ("Holder"), the principal sum of One Hundred Thousand and 00/100 DOLLARS ($100,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to ten percent (10.0%) per annum, compounded annually. This Note is subject to the following terms and conditions:

1.   Maturity.

     (a). The Note Balance shall be due and payable on the Maturity Date provided that if prior to the Maturity Date, on any Restructuring of the Company, this Note will automatically convert to common stock of the Company as provided in Section 3.

     (b). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety
          (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

     2. Security Agreement. This Note shall be secured by a first security interest in assets of the Company pursuant to the terms of the Security Agreement, the terms of which are incorporated herein.

3.   Conversion of Note Balance.

     (a) Conversion on Restructuring of Company. On the completion of any Restructuring of the Company, the Note Balance shall be converted into the number of shares necessary to provide Holder with two percent (2%) of the Company's outstanding shares of Common Stock immediately following the Restructuring of the Company, calculated on a fully diluted basis and rounded to the nearest whole. On any Restructuring of the Company prior to the Maturity Date, the conversion of the principal and all accrued interest shall occur automatically and without the further approval, authorization, consent, or signature of the Holder, and any and all such consent, approval, and authorization being expressly granted by the Holder herein.


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     (b)  Conversion on Maturity Date. On the Maturity Date, Holder may elect to have the Note Balance converted into the number of shares necessary to provide Holder with two percent (2%) of the Company's outstanding shares of Common Stock immediately following the Restructuring of the Company, calculated on a fully diluted basis and rounded to the nearest whole share.

     (c) Mechanics and Effect of Conversion. Upon a Conversion, Holder shall surrender this Note, duly endorsed, at the principal offices of Company or the transfer agent of Company. At its expense, Company will, as soon as practicable thereafter, issue and deliver to Holder, as the case may be, a certificate or certificates for the number of Company Common Shares to which Holder is entitled upon such
          Conversion. Upon such a Conversion, the Company will be forever released from all of its obligations and liabilities under this Note.

4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The terms of the Purchase Agreement, including, the transfer restrictions set forth therein are incorporated herein.

5.   Note Definitions.

     (a). "Common Stock" means the common stock of the Company.

     (b). "Conversion" means the conversion of the Note Balance into Common Stock pursuant to Section 3.

     (c). "Maturity Date" means September 30, 2004, unless extended as provided in Section 7 hereof.

     (d). "Restructuring of the Company" means an acquisition by the Company of the remaining Remedent NV stock not already owned by the Company such that Remedent NV is a wholly owned subsidiary of the Company, in exchange for the issuance of Company Common Shares to the current owners of such Remedent NV stock.

     (e). "Note Balance" means entire principal amount of, and all of the then accrued interest on, this Note.

     (f). "Note" means this promissory note.

     (g). "Security Agreement" means the "Security and Intercreditor Agreement,"

6. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

7. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.


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8.   Venue.  The  parties  expressly  agree  that any action at law or in equity arising out of or related to this Note or relating to the subject matter thereof, shall be filed only in the state or federal courts located in Los
     Angeles  County   California  and  each  party  hereby  expressly   submits
     themselves to the exclusive, personal jurisdiction of such courts for the purposes of litigating any such action.

9. Amendments and Waivers. Any term of this Note may be amended or waived with the written consent of the Company and Holder. In addition, any term of this Note may be amended by the written consent of the Company and the holders of a majority of the then Principal Balance of all such Notes issued by the Company, provided that the amendment applies to such Notes issued by the Company.

10. No Guarantees. In no event shall any stockholder, officer, or director of Company be liable for any amounts due or payable pursuant to this Note.

11. Action to Collect on Note. If action is instituted to collect on this Note, Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

12. Agent for Service of Process. The Company's designated agent for service of process (which Company may change from time to time by providing written notice to Holder) for any legal action relating to this Note shall be Stephen Ross, 1921 Malcolm Avenue, #101, Los Angeles, CA 90025.

         IN WITNESS WHEREOF, Company has executed this Note effective as of the day and year first set forth above.

COMPANY:

Remedent USA, Inc.





/S/ ROBIN LIST
-----------------------------
By: Robin List
Its: Chief Executive Officer

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